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                                                                    EXHIBIT 10.1

                    SUPPLEMENTAL RETIREMENT ANNUITY AGREEMENT

         This sets forth the terms of the SUPPLEMENTAL RETIREMENT ANNUITY AGREEMENT ("Agreement") between CENTRAL NATIONAL BANK, CANAJOHARIE, 24 Church Street, Canajoharic, New York ("Employer"), and DONALD L. BRASS, an individual residing at Fort Johnson, New York ("Employee"). This Agreement supersedes all prior Salary Continuation Agreements between the parties and is effective as of ____ May 15, _____________ 2000.

                                    RECITALS

         A. Employee and Employer previously entered into certain Salary Continuation Agreements ("Prior Agreements") that generally provided, subject to a number of conditions and exceptions, that Employer would pay monthly benefits to Employee after Employee attained age 65. The present value of the benefit Employee earned pursuant to the Prior Agreements is $537,432.

         B. Pursuant to the terms of a separate Waiver of Salary Continuation Benefits, executed as of the date of this Agreement, employee and Employer have waived their respective rights under the Prior Agreements.

         C. Employee and Employer have mutually agreed to enter into this Agreement which provides for Employer's payment of supplemental retirement benefits.

                                   WITNESSETH

         IN CONSIDERATION of the premises and mutual agreements and covenants contained herein, and other good and valuable consideration, the parties agree as follows:

         1. SUPPLEMENTAL RETIREMENT BENEFIT. Subject to the terms of this Agreement, Employer shall pay Employee a supplemental retirement benefit in an amount equal to the amount that would be provided pursuant to the annuity contract attached to this Agreement as

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Appendix A ("Annuity Contract"), if $537,432 was applied as of the date of this
Agreement to purchase an interest in the Annuity Contract on behalf of Employee.

         2. EARNINGS AND LOSSES

            (a) Beginning as of the date of this Agreement and ending on the date payments are made pursuant to this Agreement, the present value amount described in Paragraph 1 shall be credited with earnings, and charged with losses, at the same time and in the same manner as if the present value amount had been credited to and invested in the Annuity Contract on behalf of Employee. Pursuant to procedures adopted by the Compensation Committee of Employer's Board of Directors ("Committee"), or the Committee's designee, Employee may (i) direct the hypothetical investment of the present value amount by designating the investment account(s) under the Annuity Contract among which the present value amount shall be allocated as of the date of this Agreement, and (ii) change the allocation of amounts previously credited; provided, however, that Employee may not make investment/allocation changes more than four times in any calendar year and no investment direction shall be binding upon Employer.

            (b) Notwithstanding the foregoing of this Paragraph 2, nothing in this Agreement, in the Annuity Contract, or in any related document shall require Employer to make any specific investment of any asset of Employer or shall give Employee or any beneficiary a right to any investment or any asset Employer may make or maintain to assist Employer in satisfying its obligation under this Agreement. As provided in Paragraph 7, Employer's obligation under this Agreement shall be entirely unfunded and unsecured.

         3. BENEFIT PAYMENTS.

            (a) Subject to modifications made in accordance with Paragraph 3(b), Employee's supplemental retirement benefit shall be paid commencing as of the date, and in the


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form, designated by Employee in the "Payment Selection Form" attached to this
Agreement as Appendix B, provided that the benefit commencement date shall not be earlier than July 1, 2001. The benefit commencement dates and available forms of payment shall be as described in and limited by the Annuity Contract, the applicable terms of which are hereby incorporated by reference.

            (b) Employee may elect to change the date as of which, and/or change the form in which, the supplemental retirement benefit shall be paid. Any such election to change the date as of which, and/or to change the form in which, the supplemental retirement benefit shall be paid shall be made by Employee by Employee's delivery of a revised Payment Selection Form to the Committee (or the Committee's designee). A revised Payment Selection Form shall be effective and shall supersede the most recent effective Payment Selection Form only if the revised Payment Selection Form is received by the Committee (or its designee) at least 13 months prior to the date as of which payments of the supplemental retirement benefit were scheduled to commence pursuant to the most recent effective Payment Selection Form on tile with the Committee. (For example, an election to delay the date, and/or to change the form of payments scheduled to commence as of July 1, 2005 must be received by the Committee no later than June 1, 2004.)

            (c) Notwithstanding the foregoing of this Paragraph 3 and the terms of the Annuity Contract, (i) only two elections to change the date of payment, and only two elections to change the form of payment, may be made by Employee, and (ii) Employee's benefit commencement date and form of payment election shall be irrevocable once payments of Employee's supplemental retirement benefits commence.


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         4. PAYMENT IN THE EVENT OF EMPLOYEE'S DEATH.

            (a) If Employee dies prior to the date Employee designated as the date payments of supplemental retirement benefits shall commence, then Employee's designated beneficiary, designated on attached Appendix C, shall receive the value of Employee's supplemental retirement benefit in a single lump sum payment within 90 days after the Committee receives proof of Employee's death. Payment shall be made to Employee's beneficiary in a single lump sum in an amount equal to the value of Employee's supplemental retirement benefit determined as of the date of distribution to the beneficiary.

            (b) If Employee dies after the date as of which payments of Employee's supplemental retirement benefit commence, Employee's beneficiary shall receive payments in the form and to the extent Employee selected a payment form that provided for payments following Employee's death.

            (c) Employee may change the designation of a beneficiary in the manner and to the extent provided in the Annuity Contract. If Employee fails to designate a beneficiary, or if Employee's designated beneficiary fails to survive Employee, supplemental retirement benefits payable after Employee's death shall be paid to Employee's estate. If Employee's designated beneficiary survives Employee but dies prior to receipt of all supplemental retirement benefits due to the beneficiary, any unpaid benefits shall be paid to the estate of the designated beneficiary.

         5. TAX WITHHOLDING. Supplemental retirement benefits earned and payable pursuant to this Agreement shall be subject to reduction for the withholding of income, FICA and other employment taxes that Employer may be required by law to withhold.

         6. NON-ASSIGNMENT. The right to receive the supplemental retirement benefits pursuant to this Agreement shall not be subject in any manner to anticipation, alienation, sale,


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transfer, assignment, pledge or encumbrance, nor subject to attachment, garnishment, levy, execution or other legal or equitable process for the debts, contracts or liabilities of Employee or his beneficiaries.

         7. GENERAL UNSECURED CREDITOR. An individual's right to receive benefits pursuant to this Agreement shall be that of a general unsecured creditor of Employer. Employer shall not be obligated to set aside or acquire any asset to satisfy its obligation under this Agreement. Any assets Employer may set aside or acquire to satisfy its obligations under this Agreement shall remain at all times subject to the claims of Employer's general creditors. The reference to the Annuity Contract in Paragraph 1 is a reference only to a basis to measure Employee's future benefit; neither Employee nor any beneficiary shall have any rights in the Annuity Contract or in any other asset or investment that may be acquired by Employer. This Agreement and the right to receive payments under this Agreement shall at all times be unfunded.

         8. CONSTRUCTION AND SEVERABILITY. The invalidity of any one or more provisions of this Agreement or any part thereof, all of which are inserted conditionally upon their being valid in law, shall not affect the validity of any other provisions to this Agreement. In the event that one or more provisions contained herein shall be invalid, as determined by a court of competent jurisdiction, this instrument shall be construed as if such invalid provisions had not been inserted.

         9. GOVERNING LAW. This Agreement was executed and delivered in New York and shall be construed and governed in accordance with the laws of the State of New York.

         10. ASSIGNABILITY AND SUCCESSORS. This Agreement may not be assigned by Employee or Employer, except that this Agreement shall be binding upon and shall inure to the benefit of any successor of Employer.

         11. AMENDMENT. This Agreement cannot be amended, modified, or supplemented in any respect, except by a subsequent written agreement entered into by the parties.


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         12. COUNTERPARTS. This Agreement may be executed in counterparts (each of which need not be executed by each of the parties), which together shall constitute one and the same instrument.

         13. JURISDICTION AND VENUE. The jurisdiction of any proceeding between the parties arising out of, or with respect to, this Agreement shall be in a court of competent jurisdiction in New York State, and venue shall be in Montgomery County. Each party shall be subject to the personal jurisdiction of the courts of New York State.

         14. MISCELLANEOUS. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof and shall supersede all prior understandings and agreements, including the Prior Agreements.

         15. Continued Employment. This Agreement shall not be construed as conferring on Employee a right to continued employment with Employer. Employee shall not, however, forfeit any rights to payments under this Agreement upon termination of employment for any reason.

         The foregoing Agreement is established by the following signatures of the parties.

                                   CENTRAL NATIONAL BANK CANAJOHARIE

                                   By:   /s/ VanNess D. Robinson
                                        ----------------------------------------
                                   Its:  Chairman
                                        ----------------------------------------
                                   Date: 5/15/00
                                        ----------------------------------------



                                   /s/ Donald L. Brass
                                   ---------------------------------------------
                                                   DONALD L. BRASS

                                   Date:  5/15/00
                                        ----------------------------------------


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                                   APPENDIX A


                                ANNUITY CONTRACT


















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                                   APPENDIX B

                    SUPPLEMENTAL RETIREMENT ANNUITY AGREEMENT

                             PAYMENT SELECTION FORM

         This sets forth the Payment Selection Form for DONALD L. BRASS, the "Employee" identified in the Supplemental Retirement Annuity Agreement ("Agreement") entered into between Central National Bank, Canajoharie ("Employer") and Employee. This Payment Selection Form is submitted to the Compensation Committee of the Board of Directors of Employer pursuant to the Agreement.

                                    RECITALS

         A. Employer and Employee entered into the Agreement, effective as of 5/15, 2000.

         B. The Agreement provides for Employer to make payments of supplemental retirement benefits to Employee at the time and in the form selected by Employee pursuant to an effective Payment Selection Form.

         C. This serves as Employee's INITIAL - revised - (CIRCLE ONE) Payment Selection Form.

                                PAYMENT SELECTION

         1. BENEFIT COMMENCEMENT DATE. Employee hereby elects to have payments of supplemental retirement benefits payable pursuant to the Agreement commence as of 11/1/2013.

         2. BENEFIT PAYMENT FORM. Employee hereby elects to have payments of supplemental retirement benefits payable pursuant to the Agreement paid in the following form (including, if appropriate, whether the payment shall be in the form of a fixed or variable annuity):

                            180 monthly installments
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         ACKNOWLEDGEMENT. Employee hereby acknowledges that Employee has read and understands the terms and conditions of the Agreement, and agrees to be bound by, and subject to, all the terms and conditions of the Agreement, including, without limitation, the provision that Employee (and Employee's beneficiary) are general unsecured creditors of Employer and shall have no rights of ownership in any asset of Employer. Employee further acknowledges that Employee understands that this Payment Selection Form shall be effective only if received by the Compensation Committee of Employer's Board of Directors (or its designee) at least 13 months prior to the date indicated in Paragraph 1 above and that, unless modified pursuant to the


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Agreement, this Payment Selection Form shall be irrevocable once payments of
Employee's supplemental retirement benefits begin.

         DONALD L. BRASS                    CENTRAL NATIONAL BANK, CANAJOHARIE

/s/ Donald L. Brass                         By: /s/ VanNess D. Robinson
---------------------------------               --------------------------------
Date:  5/15/2000                            Date:  5/15/2000
       ---------                                   ---------


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                                   APPENDIX C


                    SUPPLEMENTAL RETIREMENT ANNUITY AGREEMENT


                           DESIGNATION OF BENEFICIARY


         Pursuant to Paragraph 4 of the Supplemental Retirement Annuity Agreement between Central National Bank, Canajoharie and Donald L. Brass ("Agreement"), I, Donald L. Brass, hereby designate KATHERINE RICHTER BRASS, my WIFE as the beneficiary of amounts payable upon my death in accordance with the terms of the Agreement.

         Dated:  5/15/00                      /s/ Donald L. Brass
                                              -----------------------
                                              Donald L. Brass


         [UNREADABLE]
         -------------------------
                 Witness


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